Exhibit 99.1

LINN ENERGY, LLC

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES OF THE
ASSETS ACQUIRED FROM BP AMERICA PRODUCTION COMPANY

REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Unitholders
Linn Energy, LLC

We have audited the accompanying Statement of Revenues and Direct Operating Expenses of the Assets acquired from BP America Production Company (“BP”) for the year ended December 31, 2011.  This financial statement is the responsibility of Linn Energy, LLC management.  Our responsibility is to express an opinion on the financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement.  An audit also includes assessing the basis of accounting used and significant estimates made by management, as well as evaluating the overall presentation of the financial statement.  We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1.  The presentation is not intended to be a complete financial statement presentation of the properties described above.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and direct operating expenses, as described in Note 1, of the assets acquired from BP for the year ended December 31, 2011, in conformity with U.S. generally accepted accounting principles.

/s/ ERNST & YOUNG LLP

Houston, Texas
April 30, 2012

LINN ENERGY, LLC

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES OF THE
ASSETS ACQUIRED FROM BP AMERICA PRODUCTION COMPANY

Year Ended December 31, 2011, and
Three Months Ended March 31, 2012, and March 31, 2011

(in thousands)

	Three Months Ended		Year Ended
	March 31, 2012	March 31, 2011	December 31, 2011
	(unaudited)		(audited)

Revenues – oil, natural gas and natural gas liquids sales	$56,882	$64,544	$290,240
Direct operating expenses	25,124	26,520	103,490
Third party natural gas purchases	6,188	7,611	37,675
Excess of revenues over direct operating expenses and third party natural gas purchases	$25,570	$30,413	$149,075

The accompanying notes are an integral part of the Statements of Revenues and Direct Operating Expenses.

LINN ENERGY, LLC

ASSETS ACQUIRED FROM BP AMERICA PRODUCTION COMPANY
NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

Year Ended December 31, 2011, and
Three Months Ended March 31, 2012, and March 31, 2011

Note 1 – Basis of Presentation

On February 27, 2012, the Company entered into a definitive purchase and sale agreement to acquire certain oil and natural gas properties (“Properties”) located primarily in the Hugoton Basin of Southwestern Kansas from BP America Production Company (“BP”).  The acquisition closed March 30, 2012, for total consideration of approximately $1.17 billion, and was financed primarily with proceeds from a private offering by the Company of 6.25% senior notes due November 2019 which were issued March 2, 2012.

The accompanying statements of revenues and direct operating expenses were prepared from the historical accounting records of BP.  These statements are not intended to be a complete presentation of the results of operations of the Properties acquired from BP.  The statements do not include general and administrative expense, effects of derivative transactions, interest income or expense, depreciation, depletion and amortization, any provision for income tax expenses and other income and expense items not directly associated with revenues from the Properties.  Historical financial statements reflecting financial position, results of operations and cash flows required by United States of America generally accepted accounting principles (“GAAP”) are not presented as such information is not readily available and not meaningful to the Properties.  Accordingly, the accompanying statements of revenues and direct operating expenses are presented in lieu of the financial statements required under Rule 3-05 of Securities and Exchange Commission (“SEC”) Regulation S-X.

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period.  These estimates and assumptions are based on management’s best estimates and judgment.  Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment, which management believes to be reasonable under the circumstances.  Such estimates and assumptions are adjusted when facts and circumstances dictate.  As future events and their effects cannot be determined with precision, actual results could differ from these estimates.  Any changes in estimates resulting from continuous changes in the economic environment will be reflected in the financial statements in future periods.

Revenues representative of the ownership interest in the Properties acquired from BP are presented on a gross basis on the statements of revenues and direct operating expenses.  Sales of oil, natural gas and natural gas liquids (“NGL”) are recognized when the product has been delivered to a custody transfer point, persuasive evidence of a sales arrangement exists, the rights and responsibility of ownership pass to the purchaser upon delivery, collection of revenue from the sale is reasonably assured, and the sales price is fixed or determinable.

The statements of revenues and direct operating expenses for the three months ended March 31, 2012, and March 31, 2011, are unaudited, but in the opinion of management include all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the results of the interim periods.

Note 2 – Commitments and Contingencies

Pursuant to the terms of the purchase and sale agreement between BP and LINN Energy, certain claims, litigation and liabilities arising in connection with ownership of the acquired Properties prior to the effective date are retained by BP.  Notwithstanding this indemnification, LINN Energy is not aware of any legal, environmental or other commitments or contingencies that would have a material effect on the statements of revenues and direct operating expenses.

Note 3 – Subsequent Events

Management has evaluated subsequent events through April 30, 2012, the date the statements of revenues and direct operating expenses were available to be issued, and has concluded no events need to be reported during this period.

LINN ENERGY, LLC

ASSETS ACQUIRED FROM BP AMERICA PRODUCTION COMPANY
NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES – Continued

Year Ended December 31, 2011, and
Three Months Ended March 31, 2012, and March 31, 2011

Note 4 – Supplemental Oil and Natural Gas Reserve Information (Unaudited)

Estimated Quantities of Proved Oil and Natural Gas Reserves

Estimated quantities of proved oil, natural gas and NGL reserves at December 31, 2011, and changes in the reserves during the year, are shown below.  These reserve estimates have been prepared in compliance with SEC regulations using the average price during the 12-month period, determined as an unweighted average of the first-day-of-the-month price for each month.

	Natural Gas (MMcf)	Oil and NGL (MBbls)	Total (MMcfe)
Proved developed and undeveloped reserves:
Beginning of year	471,795	46,672	751,824
Revisions of previous estimates	7,839	811	12,705
Production	(29,211)	(3,122)	(47,942)
End of year	450,423	44,361	716,587
Proved developed reserves:
Beginning of year	471,795	46,672	751,824
End of year	450,423	44,361	716,587
Proved undeveloped reserves:
Beginning of year	—	—	—
End of year	—	—	—

Standardized Measure of Discounted Future Net Cash Flows

Information with respect to the standardized measure of discounted future net cash flows relating to proved reserves is summarized below.  Future cash inflows are computed by applying applicable prices relating to the Properties’ proved reserves to the year-end quantities of those reserves.  Future production, development, site restoration and abandonment costs are derived based on current costs assuming continuation of existing economic conditions.  There are no future income tax expenses because the Company is not subject to federal income taxes.

December 31, 2011
(in thousands)

Future estimated revenues	$3,892,894
Future estimated production costs	(1,740,911)
Future estimated development costs	(34,753)
Future net cash flows	2,117,230
10% annual discount for estimated timing of cash flows	(1,138,761)
Standardized measure of discounted future net cash flows	$978,469

Representative NYMEX prices: (1)
Natural gas (MMBtu)	$4.12
Oil (Bbl)	$95.84

(1)
In accordance with SEC regulations, reserves at December 31, 2011, were estimated using the average price during the 12-month period, determined as an unweighted average of the first-day-of-the-month price for each month, unless prices are

LINN ENERGY, LLC

ASSETS ACQUIRED FROM BP AMERICA PRODUCTION COMPANY
NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES – Continued

Year Ended December 31, 2011, and
Three Months Ended March 31, 2012, and March 31, 2011

defined by contractual arrangements, excluding escalations based upon future conditions. The price used to estimate reserves is held constant over the life of the reserves.

The following summarizes the principal sources of change in the standardized measure of discounted future net cash flows during the year ended December 31, 2011 (in thousands):

Sales of oil and natural gas produced during the period	$(149,075)
Changes in estimated future development costs	(59)
Net change in sales prices and production costs related to future production	94,698
Net change due to revisions in quantity estimates	19,811
Accretion of discount	106,219
Changes in production rates and other	(155,318)
$(83,724)

The data presented should not be viewed as representing the expected cash flow from, or current value of, existing proved reserves since the computations are based on a large number of estimates and arbitrary assumptions.  Reserve quantities cannot be measured with precision and their estimation requires many judgmental determinations and frequent revisions.  The required projection of production and related expenditures over time requires further estimates with respect to pipeline availability, rates of demand and governmental control.  Actual future prices and costs are likely to be substantially different from current prices and costs utilized in the computation of reported amounts.  Any analysis or evaluation of the reported amounts should give specific recognition to the computational methods utilized and the limitations inherent therein.